EXHIBIT 99.1

Contacts:	John Milleson	Jim McCarty
	President and CEO	Vice President and CFO
	540-955-2510	540-955-2510
	jmilleson@bankofclarke.com	jmccarty@bankofclarke.com

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES STOCK SPLIT

Berryville, Virginia, February 15, 2006 – The Board of Directors of Eagle Financial Services, Inc. (OTCBB: EFSI) declared a two-for-one stock split of its common stock on February 15, 2006, payable on March 15, 2006 to shareholders of record as of March 1, 2006. After the stock split, there will be 10,000,000 shares of common stock authorized and approximately 3,069,704 shares outstanding.

“This two-for-one stock split indicates the Company’s confidence in both its current and long-term financial performance. We believe that this split will also make the Company’s common stock a more affordable investment option for a larger group of investors,” stated John R. Milleson, President and CEO of Eagle Financial Services.

Eagle Financial Services, Inc. is the holding company for Bank of Clarke County, whose divisions include Bank of Clarke County Trust Department and Eagle Investment Services. Bank of Clarke County, which opened in 1881, operates ten full-service branches located in Clarke County, Frederick County and The City of Winchester.

This press release may contain “forward-looking statements,” as defined by federal securities laws, which may involve significant risks and uncertainties. The statements are based on estimates and assumptions made by the Company in conjunction with other factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements. Consequently, all forward-looking statements made herein are qualified by the cautionary language in the Company’s most recent Form 10-Q and other documents filed with the Securities and Exchange Commission.